As filed with the Securities and Exchange Commission on July 23, 2013

Registration No. 333-183455

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TILE SHOP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-5538095
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

2012 Equity Award Plan

(Full title of the plan)

 Robert A. Rucker
Chief Executive Officer
Tile Shop Holdings, Inc.
14000 Carlson Parkway
Plymouth, Minnesota 55441
(763) 852-2901
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	with a copy to: John R. Houston, Esq. Fredrikson & Byron, P.A. 200 South Sixth Street Suite 4000 Minneapolis, Minnesota 55402 (612) 492-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Amendment”) to the Registration Statement on Form S-8 of Tile Shop Holdings, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission (“SEC”) on August 21, 2012 (the “Form S-8”), is being filed solely for the purpose of correcting the signature page of the Registration Statement. The Form S-8 inadvertently omitted the signatures of the majority of the members of the board of directors, as required by Instruction Number 1 to the Signatures on Form S-8.

No other changes have been made to the Form S-8 other than as described above. This Amendment does not reflect subsequent events occurring after the original filing date of the Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth, Minnesota on this 23rd day of July, 2013.

TILE SHOP HOLDINGS, INC.

By:	/s/ Robert A. Rucker
Name:	Robert A. Rucker
Title:	Chief Executive Officer

Each of the undersigned constitutes and appoints ROBERT A. RUCKER and TIMOTHY C. CLAYTON his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Tile Shop Holdings, Inc. relating to the Registrant’s 2012 Equity Award Plan (subsequently renamed the 2012 Omnibus Award Plan), any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and any or all future Form S-8 Registration Statements filed for the purpose of registering additional shares resulting from share increases under the Registrant’s 2012 Equity Award Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Rucker	Chief Executive Officer and Director	July 23, 2013
Robert A. Rucker	(Principal Executive Officer)

/s/ Timothy C. Clayton	Chief Financial Officer	July 23, 2013
Timothy C. Clayton	(Principal Financial Officer; Principal Accounting Officer)

/s/ Peter J. Jacullo III	Director	July 23, 2013
Peter J. Jacullo III

/s/ Peter H. Kamin	Director	July 23, 2013
Peter H. Kamin

/s/ Todd Krasnow	Director	July 23, 2013
Todd Krasnow

/s/ Adam L. Suttin	Director	July 23, 2013
Adam L. Suttin

/s/ William E. Watts	Director and Chairman of the Board	July 23, 2013
William E. Watts